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                                                           EXHIBIT 10.3
                                                           ------------

                               FIRST AMENDMENT TO
                          LOAN AND SECURITY AGREEMENT

          THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT this "First Amendment") is dated as of May 31, 1996 and is entered into between SCIENTIFIC TECHNOLOGIES INCORPORATED, an Oregon corporation doing business in California as Oregon Scientific Technologies (the "Borrower"), and BANK OF THE WEST, a California banking corporation (the "Bank").

                                   RECITALS:
                                   ---------

          A. Borrower and Bank have entered into that certain Loan and Security Agreement dated November 29, 1995 4 (the "Loan Agreement") and that certain Equipment Purchase Line Note dated December 6, 1995 (the "Equipment Purchase Line Note");

                                 B.  Borrower and Bank intend to further amend
the Loan Agreement as provided by this First Amendment.

                                  AMENDMENT:
                                  ----------

          NOW, THEREFORE, Borrower and Bank hereby agree as follows:

          1. This First Amendment shall modify and, to the extent inconsistent with, amend the Loan Agreement and/or the Equipment Purchase line Note. Any capitalized term not specifically defined herein shall have the meaning ascribed to it in the Loan Agreement.

          2. The last sentence of Section 3.1(a) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

          For the purpose of this Agreement, "Draw Period" shall mean the period between the date of this Loan and Security Agreement and the earlier of: (i) May 31, 1996 or (ii) the date on which the aggregate of all advances made pursuant to this Section 3.1 equals Five Hundred Thousand and 00/100 Dollars ($500,000.00).

          3. The last sentence of Section 3.3(c) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

          For the purpose of this Agreement, the "Term Maturity Date" shall mean May 31, 1996.

          4. The second sentence of the first paragraph of Section 4.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

          Borrower's right to obtain advances under Section 2.1 and to enter into foreign exchange contracts under the FX Facility provided by
          Section 14.1 shall remain in full force and effect until May 31, 1996, and shall continue on a month-to-month basis thereafter until terminated by either party on thirty (30) days prior written notice to the other.

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          5.   Section 10.11 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

          10.11 FINANCIAL STATEMENTS. Borrower agrees to deliver to Bank the following reports, statements, certificates, or other materials, which materials will be in a form acceptable to Bank and will be delivered within the time periods specified in this section 10.11: within forty-five (45) days after the end of each of Borrower's fiscal quarters, a balance sheet, and a profit and loss statement, which financial information shall cover Borrower's operations during such period; within ninety (90) days after the end of each of Borrower's fiscal years, a statement of the financial condition of Borrower for each such fiscal year (including, but not limited to, a long-form balance sheet and profit and loss statement, audited by certified public accountants acceptable to Bank); upon Bank's request, a statement of all accounts receivable and accounts payable as of the end of the immediately preceding fiscal quarter; and any other report requested by Bank relating to the Collateral and the financial condition of Borrower. If Borrower is required hereunder to deliver fiscal year-end statements of Borrower's financial condition which are prepared on an audited basis by independent certified public accountants, then, contemporaneously therewith, Borrower shall also deliver to Bank an unqualified opinion thereon by said accountants. Borrower shall comply with any request and shall treat and written request as a continuing obligation until expressly modified or terminated in writing.

          6. The last sentence of the fifth paragraph of the Equipment Purchase Line Note is hereby deleted in its entirety and is replaced with the following:

          For the purpose of this Note, the "Term Maturity Date" shall mean May 31, 1996.

          7. Concurrently with the execution of this First Amendment, Borrower shall pay to Bank a fee in an annual amount equal to Six Thousand Five Hundred Dollars ($6,500.00), which fee shall represent an unconditional and nonrefundable payment to Bank in consideration of Bank's agreement to enter into this First Amendment.

          8. Bank's duties to extend and renew the Obligations and to make advances in accordance with this First Amendment shall be subject to (i) there being no outstanding and uncured details under the Loan Agreement and (ii) the satisfaction of each of the conditions precedent set forth in Article 6 of the Loan Agreement, each of which is incorporated herein by this reference.

          9. Except as amended by this First Amendment, all of the terms and conditions of the Loan Agreement (and each and every document or instrument executed and delivered in connection therewith) is and shall remain in full force and effect.

         10. Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement or in any document incident thereto connected therewith as amended by this First Amendment.

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     IN WITNESS WHEREOF, Borrower has executed and delivered this First
Amendment to Bank on the date first above written at Walnut Creek, California.

                         "BORROWER"

                         SCIENTIFIC TECHNOLOGIES INCORPORATED,
                         an Oregon corporation doing business in California as Oregon Scientific Technologies

                         By: s/l Joseph J. Lazzara
                             ---------------------

                         Its: President & CEO
                              ---------------

     IN WITNESS WHEREOF, Bank hereby accepts this First Amendment to be effective as of the date first above written in Walnut Creek, California.

                         "BANK"

                         BANK OF THE WEST,
                         a California banking corporation

                         By: s/l R. W. Hansen
                             ----------------

                         Its: Vice President
                              --------------

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